UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300 Westlake Village, CA	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 24, 2021, MannKind Corporation (the “Company”) entered into a Sixth Amendment to Supply Agreement (the “Sixth Amendment”) with Amphastar Pharmaceuticals, Inc. pursuant to which the parties agreed to, among other things, extend the term of the supply agreement an additional year (to December 31, 2027) and restructure the annual purchase commitments as follows:

Calendar Year	Existing Supply Agreement As of March 31, 2021	Supply Agreement As Amended May 24, 2021
2021	€7.0 million	€3.3 million
2022	€8.5 million	€5.4 million
2023	€10.9 million	€8.8 million
2024	€14.6 million	€14.6 million
2025	€15.5 million	€15.5 million
2026	€19.4 million	€19.4 million
2027	—	€9.2 million

In connection with Sixth Amendment, the Company is obligated to pay amendment fees of $1.0 million by June 30, 2021 and $1.0 million by January 31, 2022. The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s 2021 Annual Meeting of Stockholders held on May 20, 2021 (the “Annual Meeting”), as well as the number of votes with respect to each matter.

The Company’s stockholders elected each of the nine individuals nominated by the Company’s Board of Directors to serve as directors until the next annual meeting of stockholders. The tabulation of votes in the election was as follows:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James S. Shannon	89,344,422	3,381,248	76,432,098
Michael E. Castagna	88,305,390	4,420,280	76,432,098
Ronald J. Consiglio	88,177,675	4,547,995	76,432,098
Michael A. Friedman	86,572,366	6,153,304	76,432,098
Jennifer Grancio	89,433,957	3,291,713	76,432,098
Anthony Hooper	89,600,216	3,125,454	76,432,098
Sabrina Kay	89,366,179	3,359,491	76,432,098
Kent Kresa	88,019,089	4,706,581	76,432,098
Christine Mundkur	89,041,311	3,684,359	76,432,098

The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The tabulation of votes on this matter was as follows: shares voted for: 165,150,118; shares voted against: 3,579,170; shares abstaining: 428,480; and broker non-votes: 0.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 7, 2021. The tabulation of votes on this matter was as follows: shares voted for: 83,582,134; shares voted against: 7,850,095; shares abstaining: 1,293,441; and broker non-votes: 76,432,098.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Sixth Amendment to Supply Agreement, dated May 24, 2021, by and between MannKind Corporation and Amphastar Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: May 25, 2021	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary